Advertisement Agency Contract

For the First Level Agent

Of China Marketing Magazine (Strategy Edition)

Party A: China Marketing Magazine Organization

Shenzhen Media Investment Co., Ltd

Party B: Guangzhou Kaiyue Culture Spreading Co., Ltd

Party A and Party B enter into and sign agreement as follows through amicable consultation on Party B acting as the agent of Party A’s brand advertisement in China Marketing Magazine (Strategy Edition) to integrate and exert both parties’ respective advantages in resource and get mutual benefit to meet the mutual demand of both parties’ development in their enterprises.

Ⅰ. As the First Level Agent of Party A in Guangzhou, Party B acts as the agent of the brand advertisements of enterprises’ products in China Marketing Magazine (Strategy Edition) on the premise of abiding by relevant national laws and regulations for advertising. The duration of this agency begins on April 15, 2005 and ends on Feb.15, 2006. Party B has the priority to extend the duration of this agency at the expiration of this contract.

Ⅱ. Rights & Obligations of Party A:

1.

Party A promises to guarantee the advanced image of China Marketing Magazine (Strategy Edition) stable in the content quality, issuing amount and printing & binding quality.

2.

Party A promises to authorize Party B the management qualification as a first level agent, enjoying the policies for the first level agents. The price that Party A offers to Party B as a first level agent is 50% discount.

3.

Party A promises to present two samples to each advertisement client of Party B per issuing, which will be handed out by Party B.

4.

Party A promises to guarantee the stability of the price and discount system for the brand advertisement of China Marketing Magazine (Strategy Edition) in the duration of this contract.

5.

Party A encourages Party B to develop very important clients. Party A will offer close services to the very important clients developed by Party B within half a year after all the advertisements of the very important clients are fulfilled.

(1)

Clients of Party B advertising three times in full-page, it will be presented 12 times enterprises’ name card advertisements for the director units in the pilot plan for China marketing (the specification is 4. 2cm×2. 5cm). sent experts to do a case report about the enterprise in which the article must accord with the publishing standard of “China Marketing Magazine”.

(2)

Clients of Party B advertising four to six times in full-page, it will be presented 24 times enterprises’ name card advertisements for the director units in the pilot plan for China marketing (the specification is 4. 2cm×2. 5cm), sent experts to do a case report about the enterprise in which the article must accord with the publishing standard of “China Marketing Magazine”.

(3)

Clients of Party B advertising seven to twelve times in full-page, it will be presented 24 times enterprises’ name card advertisements for the managing director units in the pilot plan for China marketing (the specification is 4. 2cm×2. 5cm), sent experts to do a cover report, in which the article must accord with the publishing standard of “China Marketing Magazine”. In addition, “China Marketing Magazine” will invite the CEO or the marketing manager of this enterprise to become a member of the first marketing experts group of “China Marketing Magazine”.

Ⅲ. Rights & Obligations of Party B:

1.

Party B promises that the clients developed by itself are all new advertising clients, Party B must not vie with other advertising agents of Party A for clients; In the process of developing new clients, Party B must obtain the approval of Party A when it is needed to have new cooperative contents with Party A or other advertising agents of Party A under special circumstances.

2.

Party B promises to safeguard the brand image of Party A’s series products, not to do anything which undermines the brand of Party A; not to be engaged in anything not relevant to the advertisement of our publication by utilizing the facility of the advertising attorneyship (except those approved by Party A).

3.

Party B promises to carry out strictly the advertising price, proportion of discount worked out by Party A. The unified advertising offer of Party A t is 15% off, the pricing system carried out is as below: 25% off to ordinary agency (including the agency of advertisement companies), 30% off to the enterprise clients who have advertised more than 6 periods. Party B must get approval of Party A and put on record when Party B needs to give the clients above 30% discount in special circumstances.

4.

Party B promises to serve the clients in high standard, offer the advertising manuscript with high quality (Requirements: The net dimension of a full-page advertisement is 210cm×285cm, above 300 dpi in jpg form; the color films are above 175 dpi; the color specifications shall be indicated on the film slice and the color sample manuscript for printing shall be offered) and hand over all manuscripts for the current period on time. If the advertisement which exists problem in appeal is still unmodified while being sent to print, Party A has the right to revise, all customer's disputes thus incurred shall be borne by Party B.

5.

Party B promises not to withhold and misappropriate the advertising expense of Party A, and to transfer the advertising expense in its agency to the appointed account of Party A (The amount of money which is opened invoice on advertising expense, shall be remitted to account of Shenzhen Media Investment Co., Ltd., whose opening bank is Huaxia Bank Shenzhen Feitian sub-branch, the account number is 4550200001819100047613; The amount of money which is opened invoice on advisory fee, shall be remitted to Shenzhen Media Consultation & Plan Co., Ltd., whose opening bank is Huaxia Bank Shenzhen Feitian sub-branch, the account number is 4550200001839300005720) accurately and in time. The advertising expense of the current month shall be transferred to Party A's appointed account in full before the fifteenth day of every month.

6.

Party B must pay off the advertising expense owed once only within five days after the contract is terminated, otherwise, it will be imposed overdue payments to Party A at 5‰ per day since the sixth day after the contract is terminated.

7.

In the condition that Party B verifies half-heartedly and is incomplete with the certificates, the content of the advertisements violates the stipulations of the advertising laws and regulations, serious problems exists in the content of the advertisements, or the clients’ important certificates are in lack of missed, Party B shall bear all penalties of the administrative management department and meanwhile, Party A has the right to terminate the agency contract ahead of time.

Ⅴ. All disputes in the duration of this contract shall be settled through negotiation of both parties. It is mutually agreed that the dispute in the payment of the advertising expense shall be submitted to the local people's court of Party A.

Ⅵ. Both sides shall be complementary in resource in other aspects, actively strengthen the cooperation in other respects. Anything not covered in this contract shall be consulted by both parties additionally. Both parties promise to keep this agreement confidential. It is no allowed to reveal the content of this agreement to the third party.

Ⅶ. This contract is in duplicate, and it will come into force as son as it is stamped and signed by the representatives of both parties.

Party A: China Marketing Magazine Organization

Shenzhen Media Investment Co., Ltd

Signature of the representative:

April 15, 2005

Party B: Guangzhou Kaiyue Culture Spreading Co., Ltd

Signature of the representative:

April 15, 2005

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